EXHIBIT 4(x)

                                -----------------
                              THE TIREX CORPORATION
                                -----------------

                                    AMENDMENT

                            TO STOCK PURCHASE OPTION

                                OF APRIL 24, 1997

                                -----------------

      Amendment, made this ________th day of May 1998, by and between

                           The Tirex Corporation
                           740 St. Maurice, Suite 201
                           Montreal Quebec, Canada H3C 1L5

                                                  (the "Corporation")

                                       and

                           CG TIRE, Inc.
                           1800 Continental Boulevard
                           Charlotte, NC 28273

                                                  (the "Optionee").

the original parties to a stock purchase option, dated as of April 24, 1997 (the "Option"), as amended by that certain letter agreement between the parties, dated September 30, 1997 (the "Letter"). Terms used in this Amendment which are defined in the Option and not defined herein shall have the same meaning herein as therein.

      Whereas, on April 30, 1998, the Optionee, by written notice, has requested that the Corporation register the shares of common stock issuable upon exercise of the Option in accordance with Section 8 of the Option and Paragraph 3(b) of the Letter.

      Whereas, the Corporation asserts that regulations of the Securities and Exchange Commission (the "SEC") may require that the Option not be exercisable until after the SEC declares the applicable registration statement effective in order for the Corporation to preserve its exemption from registration, provided under Regulation D, for certain limited offerings of the Corporation.


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

      Now therefore, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree to the following amendment to the
Option:

A.  AMENDMENT

Article 2.  Exercise of Option

      Article 2 of the Option is hereby amended to read as follows:

      "2. Exercise of Option

            2.1 Subject to the provisions hereof, Optionee may purchase the Optioned Shares, in whole or in part, at any time, and from time to time, during the two-year period commencing on April 24, 1997 and terminating at 5:00 p.m., New York Time, on April 23, 2000 (the "Exercise Period"). Exercise shall be effected by presentation and surrender of this Option (or any option for which this Option has been exchanged) to the Corporation at its principal office with a written notice of exercise specifying the number of Optioned Shares being purchased pursuant to such exercise, duly executed and accompanied by payment of the Exercise Price for the number of shares specified. The date of receipt by the Corporation of the foregoing shall be deemed to be the "Exercise Date" and the Optionee shall be deemed to be the holder of record of the Optioned Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such Optioned Shares shall not then be actually delivered to the Optionee.

            2.2 In the event that the Corporation shall, on or prior to June 10, 1998, file a registration statement with the Securities and Exchange Commission (the "SEC") registering the Company's sale to the Optionee of the Optioned Shares (the "Registration Statement"), then any rights which the Optionee shall have had to exercise the Option shall be deemed to be terminated as at the day immediately preceding the date of such filing (the "Filing Date"). In such event, the Optionee shall be entitled to exercise the Option, in whole or in part at any time, and from time to time, during the period commencing on the date immediately following the date that the Registration Statement is declared effective by the SEC and terminating at 5:00 p.m., New York Time, on April 23, 2000 (the "Exercise Period"). Notwithstanding the foregoing, in the event the Registration Statement is not declared effective within 120 days of the Filing Date or, if for any reason, the Corporation shall withdraw the Registration Statement, then upon demand of the Optionee, a new Exercise Period shall immediately commence and shall continue until 5:00 p.m., New York Time, on April 23, 2000.

B.  NO OTHER AMENDMENTS


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

      Except as expressly provided in this Amendment, all of the terms and conditions of the Option and the Letter remain in full force and effect.

C.  COUNTERPARTS

      This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one Amendment.


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      In Witness  Whereof,  the parties  hereto have caused this Amendment to be executed the day and year first above written.

                                                THE TIREX CORPORATION

                                                By ____________________________
                                                   Terence C. Byrne, President

                                                CG TIRE, Inc.

                                                By ____________________________
                                                   James A. Sears, President


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